Exhibit 10.1
Loan Amendment Agreement
     This Loan Amendment Agreement (this “Agreement”) is entered into by and among John D. Oil and Gas Company (“JDOG”), Great Plains Exploration, LLC (“Great Plains”) and Richard M. Osborne (“Osborne”) as of March 28, 2008.
     Whereas, JDOG and Osborne are parties to a loan agreement with RBA Citizens, N.A. d/b/a Charter One (“Charter One”) dated September 28, 2006, as modified on February 20, 2007, October 26, 2007, December 29, 2007 and February 26, 2008 (the “Original Charter One Loan”);
     Whereas, JDOG has drawn $5.7 million on the Original Charter One Loan and Osborne has drawn $3.8 million;
     Whereas, Osborne has loaned or contributed $3.8 million to Great Plains;
     Whereas, Great Plains has loaned JDOG $3.8 million pursuant to cognovit promissory notes dated August 3, 2007, August 28, 2007, September 12, 2007, October 10, 2007, November 20, 2007 and November 30, 2007 (collectively, the “Great Plains Loan”);
     Whereas, JDOG and Osborne are entering into an amended and restated loan and security agreement with Charter One (the “New Charter One Loan”) under which $9.5 million will be loaned to JDOG and Osborne will not be the recipient of any additional funds; and
     Whereas, the parties wish to modify their existing loan arrangements in connection with the New Charter One Loan.
     Now, Therefore, the parties agree as follows:
1.	Charter One Loan. JDOG agrees that it will be the sole recipient of funds under the New Charter One Loan and that it will be primarily responsible for the full $9.5 millions drawn under the loan.

2.	Great Plains Loan. Osborne and Great Plains each agree that upon JDOG’s entry into the New Charter One Loan, the Great Plains Loan will be satisfied in full and terminated. Great Plains agrees to mark each of the notes representing the Great Plains Loan “cancelled” and return them to JDOG.

3.	General Provisions.

(a)	This Agreement will be governed by and construed under the laws of the State of Ohio.

(b)	This Agreement may not be amended or otherwise modified except by a written agreement executed by each of the parties.

(c)	This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes the complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.
In Witness Whereof, the parties have signed this Agreement as of the date listed above.

John D. Oil and Gas Company

/s/ Gregory J. Osborne By Gregory J. Osborne, President

Great Plains Exploration, LLC

/s/ Richard M. Osborne By Richard M. Osborne, Managing Member

/s/ Richard M. Osborne By Richard M. Osborne, individually

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